EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of United States Cellular Corporation, of our report dated January 28, 1998 on the consolidated financial statements and financial statement schedules of United States Cellular Corporation and Subsidiaries, included or incorporated by reference in the United States Cellular Corporation Form 10-K for the year ended December 31, 1997. We also consent to all references to our Firm included in this Form S-8 Registration Statement.



ARTHUR ANDERSEN LLP





Chicago, Illinois
June 17, 1998





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